EXHIBIT 10.24

Loan No. RI0218T02E

REVOLVING TERM LOAN SUPPLEMENT

THIS SUPPLEMENT to the Master Loan Agreement dated August 21, 2012 (the “MLA”), is entered into as of April 17, 2013 between FARM CREDIT SERVICES OF AMERICA, FLCA (“Lead Lender”) and Lincolnway Energy, LLC, Nevada, Iowa (the “Company”), and amends and restates the Supplement dated November 8, 2012 and numbered RI0218T02D.

SECTION 1. The Revolving Term Loan Commitment. On the terms and conditions set forth in the MLA and this Supplement, Lead Lender agrees to make loans to the Company from the date hereof, up to and including November 1, 2019, in an aggregate principal amount not to exceed, at any one time outstanding, $11,000,000.00 less the amounts scheduled to be repaid during the period set forth below in Section 5 (the “Commitment”). Within the limits of the Commitment, the Company may borrow, repay, and reborrow.

SECTION 2.    Purpose. The purpose of the Commitment is to provide working capital to the Company and to finance construction projects related to conversion to natural gas.

SECTION 3.    Term. Intentionally Omitted.

SECTION 4.    Disbursement of Proceeds. Limitation of Advances: The loans will be made available on the date hereof; provided however that availability of proceeds of the loans exceeding $5,000,000.00 shall be subject to Agent's (as that term is defined in the MLA), receipt of a “Draw Request” in the form attached hereto as Exhibit A and shall be limited to the amount by which approved project expenditures exceed the project budget minus $6,000,000.00.

SECTION 5.    Interest. The Company agrees to pay interest on the unpaid balance of the loan(s) in accordance with one or more of the following interest rate options, as selected by the Company:

(A)    One-Month LIBOR Index Rate. At a rate (rounded upward to the nearest 1/100th and adjusted for reserves required on “Eurocurrency Liabilities” [as hereinafter defined] for banks subject to “FRB Regulation D” [as hereinafter defined] or required by any other federal law or regulation) per annum equal at all times to 4.00% above the rate quoted by the British Bankers Association (the “BBA”) at 11:00 a.m. London time for the offering of one (1)-month U.S. dollars deposits, as published by Bloomberg or another major information vendor listed on BBA's official website on the first “U.S. Banking Day” (as hereinafter defined) in each week, with such rate to change weekly on such day[MAP_PPREFERENCE4]. The rate shall be reset automatically, without the necessity of notice being provided to the Company or any other party, on the first “U.S. Banking Day” of each succeeding week, and each change in the rate shall be applicable to all balances subject to this option. Information about the then-current rate shall be made available upon telephonic request. For purposes hereof: (1) “U.S. Banking Day” shall mean a day on which Agent is open for business and banks are open for business in New York, New York; (2) “Eurocurrency Liabilities” shall have the meaning as set forth in “FRB Regulation D”; and (3) “FRB Regulation D” shall mean Regulation D as promulgated by the Board of Governors of the Federal Reserve System, 12 CFR Part 204, as amended.

Revolving Term Loan Supplement RI0218T02E
LINCOLNWAY ENERGY, LLC
Nevada, Iowa

(B)    Quoted Rate. At a fixed rate per annum to be quoted by Agent in its sole discretion in each instance. Under this option, rates may be fixed on such balances and for such periods, as may be agreeable to Agent in its sole discretion in each instance, provided that: (1) the minimum fixed period shall be 30 days; (2) amounts may be fixed in increments of $100,000.00 or multiples thereof; and (3) the maximum number of fixes in place at any one time shall be five.

(C)    LIBOR. At a fixed rate per annum equal to “LIBOR” (as hereinafter defined) plus 4.00%. Under this option: (1) rates may be fixed for "Interest Periods" (as hereinafter defined) of 1, 2, 3, 6, 9, or 12 months, as selected by the Company; (2) amounts may be fixed in increments of $100,000.00 or multiples thereof; (3) the maximum number of fixes in place at any one time shall be five; and (4) rates may only be fixed on a "Banking Day" (as hereinafter defined) on three Banking Days' prior written notice. For purposes hereof: (a) "LIBOR" shall mean the rate (rounded upward to the nearest sixteenth and adjusted for reserves required on “Eurocurrency Liabilities” [as hereinafter defined] for banks subject to “FRB Regulation D” [as herein defined] or required by any other federal law or regulation) quoted by the British Bankers Association (the “BBA”) at 11:00 a.m. London time two Banking Days before the commencement of the Interest Period for the offering of U.S. dollar deposits in the London interbank market for the Interest Period designated by the Company, as published by Bloomberg or another major information vendor listed on BBA's official website; (b) "Banking Day" shall mean a day on which Agent is open for business, dealings in U.S. dollar deposits are being carried out in the London interbank market, and banks are open for business in New York City and London, England; (c) "Interest Period" shall mean a period commencing on the date this option is to take effect and ending on the numerically corresponding day in the next calendar month or the month that is 2, 3, 6, 9, or 12 months thereafter, as the case may be; provided, however, that: (i) in the event such ending day is not a Banking Day, such period shall be extended to the next Banking Day unless such next Banking Day falls in the next calendar month, in which case it shall end on the preceding Banking Day; and (ii) if there is no numerically corresponding day in the month, then such period shall end on the last Banking Day in the relevant month; (d) “Eurocurrency Liabilities” shall have meaning as set forth in “FRB Regulation D”; and (e) “FRB Regulation D” shall mean Regulation D as promulgated by the Board of Governors of the Federal Reserve System, 12 CFR Part 204, as amended.

The Company shall select the applicable rate option at the time it requests a loan hereunder and may, subject to the limitations set forth above, elect to convert balances bearing interest at the variable rate option to one of the fixed rate options. Upon the expiration of any fixed rate period, interest shall automatically accrue at the variable rate option unless the amount fixed is repaid or fixed for an additional period in accordance with the terms hereof. Notwithstanding the foregoing, rates may not be fixed for periods expiring after the maturity date of the loans and rates may not be fixed in such a manner as to cause the Company to have to break any fixed rate balance in order to pay any installment of principal. All elections provided for herein shall be made electronically (if applicable), telephonically or in writing and must be received by Agent not later than 12:00 Noon Company's local time in order to be considered to have been received on that day; provided, however, that in the case of LIBOR rate loans, all such elections must be confirmed in writing upon Agent's request. Interest shall be calculated on the actual number of days each loan is outstanding on the basis of a year consisting of 360 days and shall be payable monthly in arrears by the 20th day of the following month or on such other day in such month as

Revolving Term Loan Supplement RI0218T02E
LINCOLNWAY ENERGY, LLC
Nevada, Iowa

Agent shall require in a written notice to the Company; provided, however, in the event the Company elects to fix all or a portion of the indebtedness outstanding under the LIBOR interest rate option above, at Agent's option upon written notice to the Company, interest shall be payable at the maturity of the Interest Period and if the LIBOR interest rate fix is for a period longer than three months, interest on that portion of the indebtedness outstanding shall be payable quarterly in arrears on each three-month anniversary of the commencement date of such Interest Period, and at maturity.

SECTION 6.    Promissory Note. The Company promises to repay on the date of each reduction in the Commitment, the outstanding principal, if any, that is in excess of the available balance. The available balance shall be decreased by $2,000,000.00 on the 1st day of each November beginning November 1, 2015, and continuing through and including November 1, 2018, followed by a final reduction at the expiration of the Commitment on November 1, 2019, at which time any outstanding balance shall be due and payable in full. If any installment due date is not a day on which Agent is open for business, then such payment shall be made on the next day on which Agent is open for business. In addition to the above, the Company promises to pay interest on the unpaid principal balance hereof at the times and in accordance with the provisions set forth in Section 4 hereof. This note replaces and supersedes, but does not constitute payment of the indebtedness evidenced by, the promissory note set forth in the Supplement being amended and restated hereby.

SECTION 7.    Letters of Credit. In addition to loans, the Company may utilize, if agreeable to CoBank in its sole discretion in each instance, the Commitment to open irrevocable letters of credit for its account. Each letter of credit will be issued within a reasonable period of time after CoBank's receipt of a duly completed and executed copy of CoBank's then current form of Application and Reimbursement Agreement, or, if applicable, in accordance with the terms of any CoTrade Agreement between the parties, and shall reduce the amount available under the Commitment by the maximum amount capable of being drawn thereunder. Any draw under any letter of credit issued hereunder shall be deemed a loan under the Commitment and shall be repaid in accordance with this Supplement. Each letter of credit must be in form and content acceptable to CoBank and must expire no later than the maturity date of the Commitment.

SECTION 8.    Security. The Company's obligations hereunder and, to the extent related hereto, under the MLA, including without limitation any future advances under any existing mortgage or deed of trust, shall be secured as provided in the Security Section of the MLA.

SECTION 9.    Commitment Fee. In consideration of the Commitment, the Company agrees to pay to Agent a commitment fee on the average daily unused portion of the Commitment at the rate of 0.60% per annum (calculated on a 360-day basis), payable monthly in arrears by the 20th day following each month. Such fee shall be payable for each month (or portion thereof) occurring during the original or any extended term of the Commitment.

Revolving Term Loan Supplement RI0218T02E
LINCOLNWAY ENERGY, LLC
Nevada, Iowa

SECTION 10.    Amendment Fee. In consideration of the amendment, the Company agrees to pay to Agent on the execution hereof a fee in the amount of $9,000.00.

IN WITNESS WHEREOF, the parties have caused this Supplement to be executed by their duly authorized officers as of the date shown above.

FARM CREDIT SERVICES OF AMERICA, FCLA	LINCOLNWAY ENERGY, LLC

By: Kathryn Frahm	By: Kim Supercynski
Title: VP Commercial Lender	Title: CFO

Exhibit A

REQUEST FOR CONSTRUCTION LOAN ADVANCE

Request No.		Date:
(Number sequentially)

TO:	CoBank, ACB as administrative agent for Farm Credit Services of America,
FLCA and Farm Credit Services of America, PCA

FROM:	Lincolnway Energy, LLC

Loan Agreement:
Master Loan Agreement No. RI0218E, as amended from time to time, Monitored Revolving Credit Supplement No. RI0218S02B, Revolving Term Loan Supplement No. RI0218T02E, and Revolving Credit Supplement (Letter of Credit) No. RI0218T03 (such agreements, collectively with the "Loan Documents" as defined in such agreements, the "Loan Documents")

Project Description:	Construction project related to conversion to natural gas (all property and improvements comprising or related to the foregoing, collectively, the "Project")

Project Location:	Story County, Iowa

In accordance with the terms of the Loan Documents, you are hereby authorized and requested to make an advance, as set forth in said Loan Documents, in the amount and for the construction items set forth in Exhibit A to Request for Construction Loan Advance attached hereto and incorporated herein (the "Request Schedule").

The undersigned hereby certifies that:

1.
The requested loan: (a) is to pay for labor, services, equipment, fixtures, personal property, and materials: (i) which have been performed upon or incorporated into the improvements or delivered to and properly stored on the property comprising the Project; and (ii) which are accurately described in the supporting invoices attached to the Request Schedule, each of which invoices has been paid or is currently due and payable and has not been the subject of any previous Request for Construction Loan Advance; and (b) does not exceed 100% of the aggregate amount of such supporting invoices;

2.	All Project-related construction completed as of the date hereof has been performed in a good and workmanlike manner;

3.
The payments to be made with the requested loan will pay all presently due and payable bills and invoices received to date relating to the Project, less any required withholds, for labor, services, equipment, fixtures, personal property, and materials furnished in connection with the construction of the Project;

4.
All amounts previously loaned by CoBank for labor, services, equipment, fixtures, personal property, and materials furnished in connection with the Project pursuant to previous Requests for Construction Loan Advance have been paid to the parties entitled thereto in

Exhibit A

accordance with each such Request for Construction Loan Advance and the Loan Documents;

5.
There have been no changes in: (a) the overall cost of the Project or the breakdown of such costs from the cost summary provided to CoBank on ________________, except those approved in writing by CoBank; or (b) the scope or time of performance of the work or construction, nor any extra work, labor or materials ordered or contracted for, nor are any such changes contemplated, in each case with respect to the Project, except as approved in writing by CoBank;

6.
All conditions to loans set forth in the Loan Documents have been fulfilled, no Potential Default or Event of Default under the Loan Documents has occurred and is continuing, and all warranties and representations contained in the Loan Documents are true and correct on the date of this Draw Request;

7.	Excluding the funds requested in this Request for Construction Loan Advance, the Company has requested and received the sum of $________________ under the loans governed by the Loan Documents;

8.
No Liens (as defined in the Loan Documents) have been filed or have otherwise attached or claims made against the Project for unpaid labor, services, equipment, fixtures, personal property, or materials; and

9.	The Company has no offset, counterclaim, or defense against the loans governed by the Loan Documents or any other amount due under the Loan Documents.

[signature page follows]

Exhibit A

COMPANY:

Lincolnway Energy, LLC

By:

Title:

Date:

CONTRACTOR:

ICM, Inc.

By:

Title:

Date:

APPROVED FOR PAYMENT:

CoBANK, ACB

By:

Title:

Date:

[Signature Page to Request for Construction Loan Advance]

Exhibit A

Exhibit A to Request for Construction Loan Advance

Request No.:

Date:

Company:	Lincolnway Energy, LLC

SCHEDULE TO REQUEST FOR CONSTRUCTION LOAN ADVANCE

ITEM	DESCRIPTION	ORIGINAL ESTIMATE	REVISED ESTIMATE	DATE	ADVANCED TO DATE	THIS REQUEST	TOTAL ADVANCES	% EST. ADVANCES	% COMPLETED

Total

Reserve for Contingencies
Total Funds Available